Exhibit 99

Rocky Brands, Inc. Announces Third Quarter Results

NELSONVILLE, Ohio, November 2, 2021 – Rocky Brands, Inc. (NASDAQ: RCKY) today announced financial results for its third quarter ended September 30, 2021 which reflect the impact from temporary fulfillment challenges in the Company’s Ohio distribution center.

Third Quarter 2021 Overview

●	Net sales increased 61.4% to $125.5 million
o	Wholesale segment sales increased 70.3%; Retail segment sales increased 35.3%
●	Net loss of $(0.4) million, or $(0.05) per diluted share
●	Adjusted net income of $2.5 million, or $0.34 per diluted share

“We continued to experience robust demand for our portfolio of leading brands during the third quarter,” said Jason Brooks, Chairman, President and Chief Executive Officer “After moving the recently acquired Boston Group’s* inventory to our Ohio distribution center in mid-August, and receiving record inbound supply in preparation for a strong finish to the year, we encountered unanticipated fulfillment challenges that are temporarily hindering our ability to deliver a portion of orders on time. We are making good progress towards regaining the full efficiency of our Ohio distribution center, which along with our new distribution center in Reno, Nevada that went live in early October, has improved our shipping capacity ahead of the holiday season.”

“While we are disappointed that our near-term growth potential is being limited by fulfillment headwinds, I am confident we’re positioning the business for further market share gains and increased profitability even as the operating environment remains volatile. Our enviable inventory position and relative insulation from industry-impacting global supply chain issues enabled through our Caribbean-based manufacturing facilities, provide key competitive advantages that are driving shelf space gains and new market opportunities.  We are excited to complete the integration of the Boston Group so we can turn our full attention to unlocking the earning power of our combined organizations.”

*Boston Group defined as The Original Muck Boot Company, XTRATUF, Servus, NEOS and Ranger brands acquired from Honeywell International, Inc on March 15, 2021.

Third Quarter Review

Third quarter net sales increased 61.4% to $125.5 million compared with $77.8 million in the third quarter of 2020. Third quarter 2021 net sales include $41.6 million in Boston Group net sales.

Wholesale sales for the third quarter increased 70.3% to $96.0 million compared to $56.3 million for the same period in 2020. Retail sales for the third quarter increased 35.3% to $21.8 million compared to $16.1 million for the same period last year. Contract Manufacturing segment sales, which now include contract military sales and private label programs, increased 45.1% to $7.7 million compared to $5.3 million in the third quarter of 2020.

Gross margin in the third quarter of 2021 was $47.0 million, or 37.4% of net sales, compared to $29.8 million, or 38.4% of net sales, for the same period last year. Adjusted gross margin in the third quarter of 2021, which excludes a $0.9 million inventory purchase accounting adjustment, was $47.8 million, or 38.1% of net sales.  The 30-basis point decrease to adjusted gross margin was mainly attributable to lower wholesale segment gross margins due to an increase in capitalized manufacturing and sourcing costs associated with the acquired brands and a lower mix of retail segment sales compared with the year ago period, which carry higher gross margins than the wholesale and contract manufacturing segments. (See below for a reconciliation of GAAP financial measures to non-GAAP financial measures).

Operating expenses were $44.2 million, or 35.2% of net sales, for the third quarter of 2021 compared to $20.2 million, or 25.9% of net sales, for the same period a year ago. Excluding $2.9 million in acquisition related amortization and integration expenses, third quarter 2021 operating expenses were $41.3 million, or 32.9% of net sales. The increase in operating expenses was driven primarily by the expenses associated with the acquired brands.

Income from operations for the third quarter of 2021 was $2.8 million, or 2.2% of net sales compared to $9.7 million or 12.4% of net sales for the same period a year ago. Adjusted operating income for the third quarter of 2021 was $6.5 million, or 5.2% of net sales.

Interest expense for the third quarter of 2021 was $3.4 million compared with $87,000 a year ago. The increase reflected interest payments on the senior term loan and credit facility used to finance the Boston Group acquisition.

The Company reported third quarter a net loss of $0.4 million, or $(0.05) per diluted share compared to net income of $7.6 million, or $1.04 per diluted share in the third quarter of 2020. Adjusted net income for the third quarter of 2021, was $2.5 million, or $0.34 per diluted share.

Balance Sheet Review

Cash and cash equivalents were $12.9 million at September 30, 2021 compared to $19.9 million on the same date a year ago. The change in cash and cash equivalents was driven primarily by the use of cash to fund a portion of the Boston Group acquisition.

Total debt at September 30, 2021 was $238.8 million consisting of $130 million senior term loan and borrowings under the Company's senior secured asset-backed credit facility.

Inventory at September 30, 2021 increased to $202.2 million compared to $80.7 million on the same date a year ago. The $121.5 million increase includes approximately $90.9 million in Boston Group inventory and approximately $31 million from orders that did not ship on schedule during the third quarter of 2021.

Conference Call Information

The Company's conference call to review third quarter 2021 results will be broadcast live over the internet today, Tuesday, November 2, 2021 at 4:30 pm Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 705-6003 (domestic) or (201) 493-6725 (international). The conference call will also be available to interested parties through a live webcast at www.rockybrands.com. Please visit the website and select the “Investors” link at least 15 minutes prior to the start of the call to register and download any necessary software.

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names. Brands in the portfolio include Rocky®, Georgia Boot®, Durango®, Lehigh®, The Original Muck Boot Company®, XTRATUF®, Servus®, NEOS® and Ranger®. More information can be found at RockyBrands.com.

Safe Harbor Language

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management and include statements in this press release regarding recent trends in demand for the Company's products (paragraph 2), recent trends related to gains in the Company's market share (Paragraph 2), the Company being well-positioned to continue to capitalize on current momentum (Paragraph 2), and the Company's ability to successfully integrate the recent acquisition of performance and lifestyle footwear business acquired from Honeywell International Inc. These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2020 (filed March 16, 2021) and quarterly report on Form 10-Q for the quarters ended March 31, 2021 (filed May 6, 2021) and June 30, 2021 (filed August 9, 2021). One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by the Company or any other person that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Company Contact:	Tom Robertson
Chief Financial Officer
(740) 753-9100

Investor Relations:	Brendon Frey
ICR, Inc.
(203) 682-8200

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

	September 30,	December 31,	September 30,
	2021	2020	2020
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$12,918	$28,353	$19,947
Trade receivables – net	80,677	48,010	49,188
Contract receivables	1,899	5,170	-
Other receivables	211	364	364
Inventories – net	202,199	77,576	80,655
Income tax receivable	4,220	-	-
Prepaid expenses	7,438	3,713	3,611
Total current assets	309,562	163,186	153,765
LEASED ASSETS	2,833	1,572	1,399
PROPERTY, PLANT & EQUIPMENT – net	57,190	33,750	31,325
GOODWILL	49,169	-	-
IDENTIFIED INTANGIBLES – net	127,116	30,209	30,216
OTHER ASSETS	952	374	355
TOTAL ASSETS	$546,822	$229,091	$217,060

LIABILITIES AND SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES:
Accounts payable	$85,100	$20,090	$23,834
Contract liabilities	1,899	5,582	-
Current Portion of Long-Term Debt	3,250	-	-
Accrued expenses:
Salaries and wages	6,409	4,463	3,813
Taxes - other	585	893	789
Accrued freight	3,796	911	729
Commissions	898	712	544
Accrued duty	5,243	4,270	4,586
Accrued interest	2,216	-	-
Income tax payable	-	1,019	422
Other	4,956	2,043	1,563
Total current liabilities	114,352	39,983	36,280
LONG-TERM DEBT	235,506	-	-
LONG-TERM TAXES PAYABLE	169	169	169
LONG-TERM LEASE	1,980	944	833
DEFERRED INCOME TAXES	8,271	8,271	8,108
DEFERRED LIABILITIES	503	219	238
TOTAL LIABILITIES	360,781	49,586	45,628
SHAREHOLDERS' EQUITY:
Common stock, no par value;
25,000,000 shares authorized; issued and outstanding September 30, 2021 - 7,295,435; December 31, 2020 - 7,247,631; September 30, 2020 - 7,276,379	67,662	65,971	66,604
Retained earnings	118,379	113,534	104,828
Total shareholders' equity	186,041	179,505	171,432
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$546,822	$229,091	$217,060

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
NET SALES	$125,507	$77,785	$344,776	$189,691
COST OF GOODS SOLD	78,546	47,952	213,522	121,077
GROSS MARGIN	46,961	29,833	131,254	68,614

OPERATING EXPENSES	44,208	20,175	113,483	54,344

INCOME FROM OPERATIONS	2,753	9,658	17,771	14,270

OTHER EXPENSES	(3,241)	(55)	(7,366)	(112)

(LOSS) INCOME BEFORE INCOME TAXES	(488)	9,603	10,405	14,158

INCOME TAX (BENEFIT) EXPENSE	(113)	1,992	2,393	2,917

NET (LOSS) INCOME	$(375)	$7,611	$8,012	$11,241

(LOSS) INCOME PER SHARE
Basic	$(0.05)	$1.04	$1.10	$1.54
Diluted	$(0.05)	$1.04	$1.08	$1.53

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

Basic	7,370	7,306	7,304	7,323
Diluted	7,503	7,336	7,436	7,352

Rocky Brands, Inc. and Subsidiaries

Reconciliation of GAAP Measures to Non-GAAP Measures

(In thousands, except share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
GROSS MARGIN
GROSS MARGIN, AS REPORTED	$46,961	$29,833	$131,254	$68,614
ADD: INVENTORY FAIR VALUE ADJUSTMENT	881	-	3,504	-
ADD: MANUFACTURING EXPENSES RELATED TO COVID-19 CLOSURES/SUPPLIES	-	-	-	1,974
ADJUSTED GROSS MARGIN	$47,842	$29,833	$134,758	$70,588

OPERATING EXPENSES
OPERATING EXPENSES, AS REPORTED	$44,208	$20,175	$113,483	$54,344
LESS: ACQUISITION RELATED EXPENSES	2,101	-	8,642	-
LESS: ACQUISITION RELATED AMORTIZATION	782	-	1,694	-
ADJUSTED OPERATING EXPENSES	41,325	20,175	103,147	54,344

INCOME FROM OPERATIONS, ADJUSTED	$6,517	$9,658	$31,611	$16,244

OTHER INCOME AND (EXPENSES)	$(3,241)	$(55)	$(7,366)	$(112)

NET INCOME
NET INCOME, AS REPORTED	$(375)	$7,611	$8,012	$11,241
ADD: TOTAL NON-GAAP ADJUSTMENTS	3,764	-	13,840	1,974
LESS: TAX IMPACT OF ADJUSTMENTS	(872)	-	(3,183)	(404)
ADJUSTED NET INCOME	$2,517	$7,611	$18,669	$12,811

NET INCOME PER SHARE, AS REPORTED
BASIC	$(0.05)	$1.04	$1.10	$1.54
DILUTED	$(0.05)	$1.04	$1.08	$1.53

ADJUSTED NET INCOME PER SHARE
BASIC	$0.34	$1.04	$2.56	$1.75
DILUTED	$0.34	$1.04	$2.51	$1.74

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	7,370	7,306	7,304	7,323
DILUTED	7,503	7,336	7,436	7,352

Use of Non-GAAP Financial Measures

In addition to GAAP financial measures, we present the following non-GAAP financial measures: “non-GAAP adjusted gross margin,” “non-GAAP adjusted operating expenses,”  “non-GAAP adjusted net income,” and “non-GAAP adjusted earnings per share.” Adjusted results exclude the impact of items that management believes affect the comparability or underlying business trends in our consolidated financial statements in the periods presented. We believe that these non-GAAP measures are useful to investors and other users of our consolidated financial statements as an additional tool for evaluating operating performance. We believe they also provide a useful baseline for analyzing trends in our operations.

Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. See “Reconciliation of GAAP Measures to Non-GAAP Measures” accompanying this press release.

Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Inventory fair value adjustments

Inventory fair value adjustments are costs related to the fair value markup of inventory purchased with the acquisition of the performance and lifestyle footwear business of Honeywell International, Inc. as required by business combination accounting rules.

We excluded adjustments related to the inventory fair value markup  for purposes of calculating certain non-GAAP measures because these costs do not reflect the manufactured or sourced cost of the inventory of the acquired business. These adjustments facilitate a useful evaluation of our current operating performance and comparisons to past operating results and provide investors with additional means to evaluate cost trends.

Manufacturing expenses related to COVID-19	Manufacturing expenses related to COVID-19 are costs related to the overhead, payroll expenses and supplies incurred during the temporary closure of our manufacturing facilities due to COVID-19.

We excluded manufacturing expenses related to COVID-19 for purposes of calculating certain non-GAAP measures because these costs do not reflect our core operating performance. These adjustments facilitate a useful evaluation of our core operating performance and comparisons to past operating results and provide investors with additional means to evaluate cost trends.

Acquisition-related integration expenses

Acquisition-related integration expenses are expenses including investment banking fees, legal fees, transaction fees, integration costs and consulting fees tied to the acquisition of the performance and lifestyle footwear business of Honeywell International, Inc.

We exclude acquisition-related integration expenses for purposes of calculating certain non-GAAP measures because these costs do not reflect our current operating performance. These adjustments facilitate a useful evaluation of our current operating performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.

Acquisition-related amortization

Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as brands and customer relationships acquired in connection with the acquisition of the performance and lifestyle footwear business of Honeywell International, Inc. Charges related to the amortization of these intangibles are recorded in operating expenses in our  GAAP financial statements. Amortization charges are recorded over the estimated useful life of the related acquired intangible asset, and thus are generally recorded over multiple years.

We excluded amortization charges for our acquisition-related intangible assets for purposes of calculating certain non-GAAP measures because these charges are inconsistent in size and are significantly impacted by the valuation of our acquisition. These adjustments facilitate a useful evaluation of our current operating performance and comparison to past operating performance and provide investors with additional means to evaluate cost and expense trends.